Exhibit (c)(xi)

PROJECT ASTERIX Discussion Materials September 2022

Disclaimer This Presentation has been provided to the Special Committee of the Board of Directors of Turquoise Hill Resources Ltd. (“Turquoise Hill” or the “Company”) (the “Special Committee”), in their capacity as the Special Committee, by BMO Nesbitt Burns Inc. (“BMO Capital Markets”) pursuant to the engagement letter effective March 29, 2022 (the “Engagement Letter”) and, except as contemplated by the Engagement Letter, may not be used or relied upon for any purpose without the written consent of BMO Capital Markets. The information contained herein (the “Information”) is confidential. By accepting this Information, the Special Committee agrees that, except as contemplated by the Engagement Letter, it and its agents and representatives shall use it for informational purposes only and, except as set forth in the Engagement Letter, will not divulge any such Information to any other party. This presentation has not been prepared with a view toward public disclosure under federal, provincial or territorial securities laws or otherwise. This presentation and its contents are proprietary and a product of BMO Capital Markets. Except as contemplated by the Engagement Letter, reproduction, dissemination, quotation, summarization or reference to this Information, in whole or in part, is prohibited. The information contained in these materials is not intended to constitute a “report, statement or opinion of an expert” for purposes of the securities legislation of any province or territory of Canada. Moreover, the information contained in these materials summarizes certain background work completed by BMO Capital Markets in connection with the preparation of an opinion for the Special Committee and although we have undertaken financial analysis that we believe is appropriate in connection with the opinion that we intend to deliver to the Special Committee, we have not made or prepared any valuation (including, without limitation, a “formal valuation” of the Company, as such term is defined in the Canadian Securities Administrators’ Multilateral Instrument 61-101 (“MI 61-101”)) or appraisal of the securities, assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, and the information contained in these materials should not be construed as any such valuation or appraisal. Furthermore, the Company has informed us that there have not been any “prior valuations,” as such term is defined in MI 61-101, of the Company, its material assets or its securities in the past twenty-four month period. In preparing this presentation, BMO Capital Markets has made certain assumptions regarding the information contained herein, and certain limitations apply to such information. For a detailed description of these assumptions and limitations, we refer you to the opinion we intend to deliver to the Special Committee. The information used in preparing these materials may have been obtained from or through the Company or the Company’s representatives or from public sources as of the date hereof. BMO Capital Markets assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies or estimates of future resource or reserve additions) prepared by or reviewed or discussed with the management of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). BMO Capital Markets has no obligation (express or implied) to update any or all of the Information or to advise you of any changes; nor do we make any express or implied warranties or representations as to the completeness or accuracy of the information or accept responsibility for errors. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by BMO Capital Markets in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on BMO Capital Markets or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. BMO Capital Markets is not acting in any other capacity or as a fiduciary to the Company or the Special Committee. 1 PROJECT ASTERIX

Transaction Overview KEY TERMS AND CONDITIONS SUMMARY OF PROPOSED TERMS âš« Rio Tinto to acquire all of the issued and outstanding Turquoise Hill Rio Tinto common shares of Turquoise Hill that it does not already Structure own (Rio Tinto owns 102.2 mm shares of the Company, or Benchmark (C$) Proposal 50.8% of shares outstanding) by way of a plan of Consideration arrangement Offer Price (C$/share) $43.00 âš« Each Turquoise Hill minority share to be exchanged for Consideration Minority / 100% C$43 in cash from Rio Tinto Receipt cast by Turquoise Hill’s Implied Equity Value (C$ mm) $4,258 / $8,653 âš« of (i) 66 2/3% of votes common shareholders; and (ii) a simple majority of votes Premiums cast by Turquoise Hill’s minority shareholders In accordance with the rules set out in Canadian Multilateral Premium to Unaffected (%) $25.68 67% âš« Instrument 61-101, the transaction requires, among other things, a formal valuation to be delivered 11-Mar-22 (%) $16.06 168% (3) (Initial Bid) âš« Concurrently with entering into the arrangement agreement, Premium to HUSP the Heads of Agreement will be amended as follows: 23-Aug-22 (%) $27.40 57% (C$40 Bid) â—¼ Increase of the Rio Tinto US$400 mm early advance to US$650 mm, with potential for subsequent increase of Spot Premium (31-Aug-22) (%) $36.12 19% up to US$100 mm(1) Conditions Extension of the date by which the minimum US$650 â—¼ (%) mm(2) initial equity offering must be conducted to March Bid Bump $34.00 26% 31, 2023, subject to May 31, 2023 outside date; P / NAV commitment from Rio Tinto for pro rata participation â—¼ Rio Tinto making available US$362 mm, should it be Model (ratio) $60.38 0.71x needed, on the same terms as the early advance facility to satisfy Turquoise Hill’s December 31, 2022 project (4) Street (ratio) $55.06 0.78x finance principal repayment obligation âš« The transaction is also subject to the receipt of court approval and other customary closing conditions for transactions of this nature Expense âš« Reciprocal expense reimbursement of US$10 mm, payable if shareholder approval is not obtained or if the agreement Reimbursement is terminated be either party Transaction âš« Announcement Date: September 1, 2022 (term sheet) Timing âš« Shareholder Vote: On or before November 1, 2022 2 Source: Company filings, draft arrangement agreement dated 2-Sep-22, FactSet, street research 3. Hypothetical Unaffected Share Price; TRQ’s hypothetical 1. Additional upsize if, on 14-Feb-23, it is anticipated that the funding shortfall for Turquoise Hill and its subsidiaries for share price based on median peer performance. Peers March 2023 will exceed the amount remaining available under the Early Advance (based on a US$200 mm minimum include Capstone, Ero, Filo, First Quantum, Hudbay, cash balance), the parties shall in good faith discuss increasing the Early Advance by the lesser of such funding shortfall Ivanhoe, Los Andes, Lundin Mining, NGEx, Solaris, PROJECT ASTERIX and US$100 mm. SolGold, and Western Copper. 2. Offering subject to increase to the amount drawn under the Early Advance, should that be greater than US$650 mm. 4. Median excluding restricted brokers.

Turquoise Hill Trading Since Rio Tinto Initial Offer (1) $45 TRQ Share Price Rio Tinto Offer HUSP $43.00 $40 $40.34 $35 $ ) (C $30 Announced ice Premium: 32% Pr Current Premium e to HUSP: 168% Shar $25 $20 $16.06 $15 $10 11-Mar 25-Mar 08-Apr 25-Apr 09-May 23-May 06-Jun 20-Jun 04-Jul 18-Jul 01-Aug 15-Aug 29-Aug 3 Source: Company filings, FactSet Note: Shown in C$. 1. Peers include Capstone, Ero, Filo, First Quantum, Hudbay, Ivanhoe, Los Andes, Lundin Mining, NGEx, Solaris, SolGold, and Western Copper. PROJECT ASTERIX

Overview of Oyu Tolgoi OT PRODUCTION BENCHMARKING (2021A, KT CU) COUNTRY RISK PREMIUM BENCHMARKING 1,011 OT 2026E-2030E average production 630 606 6.7% 506 460 6.4% 445 423 398 359 331 328 5.2% 5.0% 4.7% 3.9%3 .9% 3.6%3 .7% OT C1 BY-PRODUCT CASH COST BENCHMARKING (US$/LB) 3.2% $4.00 First Second Third Fourth Quartile Quartile Quartile Quartile 1.8% Cu) $3.00 1.6%1 .6% /lb OT average 2026E- $ 1.0% 2030E cash costs (US $2.00 s Co st -—- $1.00 a s d a a s i l d i ru i ne l ia DR ate lan Pe nd i ana o China omb I Africa Braz Cash St onesia C P o l akhstan ipp Mexico ngo, Zambia — z nd Mongo ed C uth o I C1 t a Phil C Uni K So ($1.00) Cumulative Production 4 Source: Duff and Phelps 2021 International Guide To Cost of Capital, S&P Market Intelligence, Turquoise Hill Internal Model at street consensus pricing, Wood Mackenzie Note: Country risk premium quoted in relation to the United States. PROJECT ASTERIX

Levered Cash Flow Profile to Turquoise Hill and Government of Mongolia CASH FLOW TO OYU TOLGOI SHAREHOLDERS AT STREET CONSENSUS PRICING (US$ BN) $2.9 Cash Flows to TRQ(2) Cash flows are shown net of GoM Dividends SHL & Prepays debt, GoM royalties, and GoM taxes $2.3 Dividends $2.1 $1.9 $1.8 $1.8 $0.1 $0.1 $1.5 $1.5 $1.5 $1.3 $1.4 $1.3 $1.1 $1.2 $0.5 $0.5 $0.5 $0.5 $0.4 $0.8 $0.4 $0.7 $1.6 $1.0 $1.0 $1.0 $0.9 $0.8 $0.2 $0.8 ($0.1) US$1.25 bn of Under the current resource debt funding in mine plan, operations 2023 continue until 2101; reserve case mine plan ($1.3) ends in 2051 2022E 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E 2040E $3.95(1) $4.00 $4.00 $3.75 $3.75 $3.67 $3.50 (Long-term) Copper Price (US$/lb) 5 Source: Street research, Turquoise Hill Internal LT Model at street consensus pricing Note: 2022E based on full year. 1. Based on realized pricing to July and current spot price from July onwards. 2. Cash flows include management fees. PROJECT ASTERIX

Precedent Copper Transactions Includes Copper Transactions Greater than US$1.0 bn since 2010 RT Offer at C$43 Producer Transactions Developer Transactions Implied TRQ Year of Developer Producer Share Price Based Announcement Median 1.04x Median 1.17x on Model NAV (C$) 2011 Mitsubishi—24.5% AA Sur (Anglo American) 1.76x $106.26 2011 Jinchuan—Metorex 1.42x $85.86 2016 Sumitomo—13% Morenci (Freeport) 1.36x $82.13 2011 Barrick Gold—Equinox Minerals 1.33x $80.30 2020 Nova Resources—KAZ Minerals 1.29x $78.05 2016 BHR Partners—24% Tenke Fungurume (Lundin) 1.21x $73.08 2016 China Moly—56% Tenke Fungurume (Freeport) 1.21x $73.06 2014 Lundin—80% Candelaria (Freeport) 1.18x $71.03 2015 Antofagasta—50% Zaldivar (Barrick) 1.17x $70.76 2010 Equinox Minerals—Citadel 1.14x $68.64 2021 Sandfire—MATSA (Mubadala & Trafigura) 1.13x $68.00 2022 BHP—OZ Minerals 1.09x $65.81 2022 Metals Acquisition Corp—CSA Copper Mine (Glencore) 1.07x $64.63 2014 MMG-led Consortium—Las Bambas (Glencore) 1.04x $62.51 2017 Glencore—Mutanda Mining 0.99x $59.86 2011 Minmetals Resources—Anvil 0.99x $59.55 2022 Rio Tinto—Turquoise Hill (Street, incl. Restricted Brokers) 0.94x 2018 Zijin Resources—Nevsun Resources 0.93x $55.88 2012 First Quantum—Inmet 0.89x $53.55 2015 Guangdong Rising—PanAust 0.81x $48.90 2022 Rio Tinto—Turquoise Hill (Street) 0.78x 2021 South32—Sierra Gorda (Sumitomo) 0.78x $46.85 2022 Rio Tinto—Turquoise Hill (Model) 0.71x 2011 KGHM Polska—Quadra FNX 0.70x $42.28 6 Source: Company filings, FactSet, street research Note: Excludes merger of equals transactions. Note: Medians exclude Rio Tinto—Turquoise Hill and BHP—OZ Minerals. PROJECT ASTERIX

Precedent Base Metal Transaction Premiums 240% Rio Tinto / (1) Turquoise Hill (HUSP) Nevsun / (Aug-22) Reservoir (Apr-16) Glencore / Volcan 120% (Mar-18) OZ / Zijin / Avanco Nevsun (Sep-18) (Mar-19) iu m South32 / Centerra / m 60% Thompson Creek Ariz. Mining e (Jun-18) Pr (Nov-16) k Sandfire / e MOD IGO / (Jun-19)—We Western Areas 1 (Mar-22) OZ / Cassini Nova / (Jun-20) KAZ 30% Lundin / (Jan-21) Josemaria (Dec-21) Rio Tinto / Turquoise Hill (Initial Rio Tinto Offer) (Mar-22) 15% 15% 30% 60% 120% 240% 1-Day Premium 7 Source: Bloomberg, company filings, FactSet 1. Based on median peer performance since unaffected date of 11-Mar-22 to Rio Tinto’s initial offer; peers include Capstone, Ero, Filo, First Quantum, Hudbay, Ivanhoe, Los Andes, Lundin Mining, NGEx, Solaris, SolGold, and Western Copper. PROJECT ASTERIX

Copper Transactions Summary $5.00 South32 / Metals Acquisition Corp / Sierra Gorda (Sumitomo) CSA (Glencore) Producers Developers Covid-19 Pandemic Evolution / $4.50 Ernest Henry (Glencore) Sandfire / MATSA (Mubadala & Trafigura) Capstone / Lundin / $4.00 30% Santo Domingo Josemaria b) (KORES) Capstone / / l Mantos (1) $ Mitsubishi / (61% / 39% PF Ownership) (US Empresas Copec / 22% Quellaveco e c 40% Mina Justa (Minsur) (Anglo American) ZCCM / i $3.50 Newcrest / 90% Mopani (Glencore) Pr OZ / 70% Red Chris (Imperial) r Avanco Sumitomo / Coppe 30% QB2 (Teck) Nova / $3.00 BHP / Lundin / KAZ (2) OZ Minerals Chapada (Yamana) Newmont / 50% Galore Creek (NOVAGOLD) Mitsubishi / $2.50 KAZ / Zijin / 30% Mantoverde (Mantos) Baimskaya (1) Glencore / Nevsun Sandfire / MOD Mutanda Pembridge / Minto (Capstone) Zijin / 46% Timok Lower Zone $2.00 (Freeport) Jan-17 Jan-18 Jan-19 Jan-20 Jan-21 Jan-22 8 Source: Company filings, FactSet 1. Significant development component. 2. BHP announced non-binding indicative proposal to acquire OZ Minerals on 07-Aug-22; OZ Minerals publicly rejected the proposal on 08-Aug-22. PROJECT ASTERIX

Comparison to Future Share Price Analysis FUTURE SHARE PRICES (31-DEC-24) BASED ON EQUITY RAISE PRICE AND SETTLED P / NAV TRADING MULTIPLES Illustrative Settled Future $16.06 $27.40 P / NAV Trading Multiple (Disc.) / Prem. (Disc.) / Prem. ANNUALIZED IRR BASED ON RIO TINTO to HUSP to HUSP 0.50x 0.55x 0.60x 0.65x OFFER AND FUTURE SHARE PRICES (Initial (Revised Proposal) Proposal) ) $ $20.00 25% (27%) $33.60 $36.96 $40.31 $43.67 (9.4%) (5.9%) (2.5%) 0.6% (C ric e P e Rais $22.50 40% (18%) $34.57 $38.03 $41.49 $44.94 (8.4%) (4.8%) (1.4%) 1.8% quity E $25.00 56% (9%) $35.40 $38.94 $42.48 $46.02 (7.5%) (3.9%) (0.5%) 2.7% lus trative Il $27.50 71% 0% $36.10 $39.71 $43.32 $46.93 (6.8%) (3.1%) 0.3% 3.6% 9 Source: Turquoise Hill Internal LT Model at street consensus pricing Note: Assumes US$1,050 mm of equity financing. PROJECT ASTERIX

Turquoise Hill Financial Perspectives (C$ per share) INFORMATIONAL CORE METHODOLOGIES PURPOSES Precedent Precedent Equity Discounted In- HUSP Range with Production Transactions Transactions Trading Multiples DCF at WACC Research 47% Premium (1) with Trading (Developers) (Producers) Target Prices Multiples (1) $69.43 Low Relative Capital Developer Requirement Group $58.17 Developers $57.36 Rio Tinto Revised Offer: $43 $41.22 $44.75 $39.24 $38.90 $39.65 $34.84 $31.09 $28.87 $29.09 $32.42 $24.15 $30.19 $26.69 $24.15 $22.37 $19.93 $9.06 Driver 1-Year Target HUSP Since HUSP Since P / NAV P / NAV 16.7%—18.8% P / NAV Prices Disc. to Initial Offer Revised Offer (Model) (Model) Discount Rate (Model) Current Selected Range Street 47% Premium to 47% Premium to (4) (5) 0.40x—0.65x 0.15x—0.40x Consensus Spot Commodity Current Broker (8) $14—$20 HUSP $27—$28 HUSP 0.95x—1.15x 1.00x—1.30x (6) (7) 0.50x—0.65x Range(2) Range (3) P/NAV Range P/NAV Range Commodity Prices Range Prices 1. Assumes US$1,050 mm of equity financing at C$27.17; model NAVPS discounted to 31-Dec-24 at 4. Low to high end of the developer precedent transaction P/NAV range. 10 8.5% and subsequently discounted to present at real cost of equity of 21.0%. 5. Based on 25th to 75th percentile of the producer precedent transaction P/NAV range. 2. HUSP range based on a 24-47% (25th to 75th percentile of peer share price performance) discount to 6. Low to high end of the developer P/NAV range among low relative capital requirement peers, C$25.68. excluding TRQ. PROJECT ASTERIX 3. HUSP range based on a 7-11% discount (25th to 75th percentile of peer share price performance) to 7. Based on 25th to 75th percentile of the developer P/NAV range, excluding TRQ. C$30.19. 8. Based on producer P/NAV range, excluding TRQ and peer high and low.

Strategic Counterparty Discussions âš« Investigated potential for a transaction with strategic counterparties interested in Oyu Tolgoi â—¼ Idea was shared with numerous global companies with copper operations (13 parties in total) âš« Potential transaction structures were raised / discussed: â—¼ Acquisition of full 49% minority stake â—¼ Strategic investment âš« While some counterparties expressed interest, none were willing to sign a CA given complexities around Rio Tinto’s involvement and broader market weakness at the time of discussions 11 PROJECT ASTERIX

Board Supported MI 61-101 Transactions Transactions Over the Last 10 Years % of Transactions Supported by the Target Board Relative to the Formal Valuation Range 33% 20% 18% 13% 12% 3% Below 4th Quartile 3rd Quartile 2nd Quartile 1st Quartile Above 12 Source: Company filings, FactSet Note: Includes all cash transactions with explicit value per share valuation ranges. PROJECT ASTERIX

APPENDIX Appendix Appendix 13 PROJECT ASTERIX

APPENDIX TRQ Management Model NAVPS Buildup NAVPS Based on Management Model (Resource Case) at Street Consensus Pricing Oyu Tolgoi Net Asset Value Build Oyu Tolgoi NPV of Unlevered Free Cash Flows (100%) (US$ mm) $12,927 Less: Net Debt at Oyu Tolgoi (100%) (US$ mm) ($4,178) Less: Shareholder Loans Payable (100%) (US$ mm) ($8,600) Oyu Tolgoi Net Asset Value (100%) (US$ mm) $150 TRQ’s Ownership Stake in Oyu Tolgoi (66%) (US$ mm) $99 TRQ Net Asset Value Build Add: Shareholder Loans Receivable (US$ mm) $8,600 Add: TRQ Management Fees Receivable (US$ mm) $426 Add: TRQ Balance Sheet Adjustments (US$ mm) $457 Less: TRQ G&A (US$ mm) ($294) TRQ Net Asset Value (US$ mm) $9,288 Shares Outstanding (mm) 201.2 NAVPS (US$/sh) $46.15 NAVPS (C$/sh) $60.38 Unfinanced NAVPS 14 Source: Company filings, FactSet, street research, Turquoise Hill Internal Model at street consensus pricing PROJECT ASTERIX

APPENDIX Analyst Target Prices Denotes target price before RT’s initial $48.00 proposal Rio Tinto $42.00 $42.00 $42.00 Offer: $43.00 Post-Proposal Median: $42.00 $40.00 $31.00 $30.30 $32.00 $30.00 $30.00 Pre-Proposal Median: $30.30 Analyst Target Prices (C$ / share) Eight Canaccord Scotia Macquarie TD Recommendation Buy Buy Buy Buy Hold Target Price Date 24-Aug-22 15-Aug-22 24-Aug-22 25-Aug-22 25-Aug-22 15 Source: Bloomberg Note: Excludes restricted brokers (BMO and RBC) and based on estimates prior to transaction announcement on 01-Sep-22. PROJECT ASTERIX

APPENDIX Relative Share Price Performance Since Rio Tinto’s Initial Offer Implied TRQ Producers Developers Producer / Developer Share Price (C$/sh.) Filo (3%) $24.98 NGEx (6%) $24.14 Los Andes (21%) $20.26 Ivanhoe (25%) $19.39 Ero (34%) $16.88 Western Copper (35%) $16.72 Median (37%) $16.06 SolGold (40%) $15.39 First Quantum (44%) $14.28 Lundin Mining (47%) $13.70 Hudbay (49%) $13.02 Solaris (50%) $12.93 Capstone (59%) $10.51 16 Source: FactSet PROJECT ASTERIX

APPENDIX Relative Share Price Performance Since Rio Tinto’s C$40 Per Share Offer Implied TRQ Producers Developers Producer / Developer Share Price (C$/sh.) NGEx 4% $31.48 Western Copper (7%) $28.18 Hudbay (7%) $28.07 Los Andes (7%) $27.96 Solaris (8%) $27.80 Filo (9%) $27.50 Median (9%) $27.40 Ivanhoe (10%) $27.29 Ero (10%) $27.10 Lundin Mining (11%) $27.00 Capstone (12%) $26.70 SolGold (12%) $26.51 First Quantum (17%) $25.14 17 Source: FactSet PROJECT ASTERIX

APPENDIX Relative Developer P/NAV Multiples P / NAV (RATIO) Discount Stage Rate (%) Production Ivanhoe 0.67x 9.1% / FS Turquoise Hill Production (1,2) 0.50x 10.0% (3) (Model) / FS Filo 0.42x 10.0% PFS NGEx 0.40x 12.0% Resource Solaris 0.27x 10.0% Resource Los Andes 0.18x 10.0% PEA SolGold 0.17x 8.0% PFS Western 0.14x 9.8% FS Copper Median: 0.27x Median Discount Rate: 10.0% 18 Source: Company filings, FactSet, Turquoise Hill Internal LT Model at street consensus pricing, street research Note: Median calculations exclude Turquoise Hill. 1. Based on unaffected share price to Rio Tinto’s revised proposal of C$30.19 (closing share price as of 23-Aug-22). 2. Based on unfinanced NAVPS. PROJECT ASTERIX 3. Underground ramping up to sustainable production.

APPENDIX Relative Developer Trading Multiples and Capital Intensity 1.0x 0.8x Base Metal Intermediate Producer Median P / NAV: 0.6x (1) Ivanhoe 0.6x ) tio Turquoise Hill Marimaca (ra (Model)(5) Cornerstone V (2) A Base Metal Junior Producer Median P / NAV: 0.4x Filo N0.4x / (4) P Polymet Solaris(3) Trilogy 0.2x Adventus Bubble sizes represent Market Cap Northern Los Andes Dynasty Panoro (4) Western SolGold Initial Capex / Market Cap. ³ 2.0x Initial Capex / Market Cap. < 2.0x — 0.1¢ 1.0¢ 10.0¢ EV / Resource (US¢/lb Cu Eq.) Source: Company filings, FactSet, Turquoise Hill Internal LT Model at street consensus pricing, street research 19 1. Intermediate producers include Boliden, Capstone, Ivanhoe, Lundin, and Nexa. 2. Junior producers include Atalaya, CAML, Copper Mountain, Ero, Hudbay, Imperial, and Taseko. 3. Initial capex based on median street broker estimates. PROJECT ASTERIX 4. No NAVPS estimates; P / NAV placed on line of best fit. 5. Based on unaffected share price to Rio Tinto’s revised proposal of C$30.19 (closing share price as of 23-Aug-22) and unfinanced NAVPS.

APPENDIX Relative Producer P/NAV Multiples P / NAV (RATIO) Discount Rate (%) Mine Life Index (years)(3) First 0.69x 9.1% 28 Quantum (4) Ivanhoe 0.67x 9.1% 36 Lundin 0.62x 8.6% 21 Mining Ero 0.60x 8.0% 6 Turquoise (5) Hill 0.50x 10.0% 80 (1,2) (Model) Hudbay 0.48x 8.0% 16 (6) Capstone 0.34x 8.8% 18 Median: 0.61x Median Discount Rate: 8.7% 20 Source: BMO Equity Research models, company filings, FactSet, Turquoise Hill Internal LT 3. Reserves from producing assets divided by 2022E copper equivalent production, Model at street consensus pricing, street research unless otherwise stated. Note: Median calculations exclude Turquoise Hill. 4. Based on actual Kamoa-Kakula expected mine life. 1. Based on unaffected share price to Rio Tinto’s revised proposal of C$30.19 (closing 5. Based on Turquoise Hill Internal Model mine life. PROJECT ASTERIX share price as of 23-Aug-22). 6. Based on 2024E copper equivalent production, post-Mantos and Mantoverde ramp-up.

APPENDIX Turquoise Hill Weighted Average Cost of Capital – Producers and Developers (US$ mm Unless Otherwise Stated) COMPARABLE BETA ANALYSIS – SELECT PEERS ILLUSTRATIVE COST OF CAPITAL Total Equity Debt Selected Betas âu = 1.55 âu = 1.70 âu = 1.85 Company Beta R2 Debt (1) Value (2) Ratio Tax Rate Beta (3) Levered Unlevered Cost of Debt First Quantum 2.10 0.29 $7,164 $11,584 38.2% 27.0% 1.45 3-Month Term SOFR (5) 3.20% 3.20% 3.20% Ivanhoe 1.95 0.32 $626 $7,652 7.6% 27.0% 1.84 Borrowing Spread (6) 6.40% 6.40% 6.40% Lundin Mining 1.70 0.32 $28 $3,931 0.7% 26.5% 1.69 Pre-tax Cost of Debt 9.60% 9.60% 9.60% Capstone(4) 2.01 0.26 $569 $1,564 26.7% 27.0% 1.59 Tax Rate 26.5% 26.5% 26.5% Filo 1.89 0.12 — $1,559 — 27.0% 1.89 After-Tax Cost of Debt 7.1% 7.1% 7.1% Hudbay 1.89 0.27 $1,357 $1,100 55.2% 26.4% 0.99 Ero 2.40 0.35 $444 $895 33.2% 27.0% 1.76 Cost of Equity Solaris 2.23 0.13 $0 $807 0.0% 27.0% 2.23 Nominal Risk Free Rate (7) 3.19% 3.19% 3.19% SolGold 0.97 0.04 $117 $505 18.9% 30.0% 0.84 Equity Risk Premium (8) 7.46% 7.46% 7.46% Los Andes 1.47 0.19 $4 $310 1.2% 27.0% 1.46 Country Risk Premium (9) 5.20% 5.20% 5.20% NGEx 2.00 0.17 — $281 — 27.0% 2.00 Selected Unlevered Beta 1.55 1.70 1.85 Western Copper 2.75 0.31 $0 $205 0.2% 27.0% 2.74 Optimal Debt in Capital Structure 20.0% 20.0% 20.0% 2 2.11 $1,455 $3,847 23.1% 1.72 Levered Beta (3) 1.83 2.01 2.19 Mean (R > 0.2) Cost of Equity (10) 22.1% 23.4% 24.7% Selected Beta—Low 1.55 Selected Beta—High 1.85 Implied Nominal WACC (11) 19.1% 20.1% 21.2% Turquoise Hill 1.58 0.17 $4,240 $6,205 40.6% 26.5% 1.05 Implied Real WACC (12) 16.7% 17.8% 18.8% IMPLIED REAL WACC SENSITIVITY TO LONG-TERM INFLATION RATES(13) 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 17.8% 17.8% 17.2% 16.6% 16.1% 15.5% 15.0% 14.4% Source: Bloomberg, BMO CM estimates, CME Group, FactSet, public filings 7. Yield on 10-year United States Government bond. Note: Levered Betas are Bloomberg 5-year monthly raw Betas, unless otherwise noted. 8. Based on Duff & Phelps Valuation Handbook—Guide to Cost of Capital. 1. Total Debt at face value; includes lease liabilities. 9. Assets and operations mainly located in Mongolia. 2. Equity value as of 02-Sep-22. 10. Cost of equity = risk free rate + â x market risk premium + size premium + country risk premium. 3. âU = âL / (1 + (1—tax rate) x Debt/Equity). 11. WACC = debt/(debt + equity) x((1—tax rate) x cost of debt) + equity/(debt + equity) x cost of equity. 4. Beta prior to merger with Mantos. 12. Adjusted for inflation: (1 + WACC)/(1 + inflationary rate)—1. Assumed 2% inflation rate. 5. 3-Month Term SOFR plus 0.15 bps credit adjustment. 13. Based on mid-point. 6. BMO CM estimate of the borrowing spread at the optimal capital structure. 21 PROJECT ASTERIX